Exhibit 99.1

FOR IMMEDIATE RELEASE

TerraForm Power Announces Receipt of Nasdaq Letter

BETHESDA, Md., May 16, 2016 - TerraForm Power, Inc. (Nasdaq:TERP), an owner and operator of clean energy power plants, today announced that it received a notification letter on May 12, 2016 from a Director of Nasdaq Listing Qualifications. The notification letter stated that because TerraForm Power has not yet filed its Form 10-Q for the quarter ended March 31, 2016 (the “1Q2016 10-Q”), and because it remains delinquent in filing its Form 10-K for the year ended December 31, 2015 (the “2015 10-K”), TerraForm Power is not in compliance with Nasdaq Listing Rule 5250(c)(1), which requires timely filing of periodic reports with the Securities and Exchange Commission (the “SEC”).

The notification letter stated that TerraForm Power had until May 16, 2016 to submit a plan to Nasdaq as to how it plans to regain compliance with Nasdaq’s continued listing requirements. TerraForm Power submitted its compliance plan to Nasdaq today, May 16, 2016. If the Nasdaq staff accept TerraForm Power’s plan, they can grant an exception of up to 180 calendar days from the due date of the 2015 10-K (the initial delinquent filing), or until September 12, 2016, to regain compliance. TerraForm Power intends to regain compliance by September 12, 2016 and therefore requested that the Nasdaq staff grant TerraForm Power an extension through such date. TerraForm Power may regain compliance at any time during the extension period upon filing with the SEC the 1Q2016 10-Q and the 2015 10-K, as well as all subsequent required periodic financial reports that are due within that period.

If the staff does not accept TerraForm Power’s plan, TerraForm Power will have the opportunity to appeal that decision to a Nasdaq Hearings Panel.

The Nasdaq notification letter has no immediate effect on the listing of TerraForm Power’s common stock on the Nasdaq Global Select Market.

Cautionary Note Regarding Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. These statements involve estimates, expectations, projections, goals, assumptions, known and unknown risks, and uncertainties and typically include words or variations of words such as “expect,” “anticipate,” “believe,” “intend,” “plan,” “seek,” “estimate,” “predict,” “project,” “goal,” “guidance,” “outlook,” “objective,” “forecast,” “target,” “potential,” “continue,” “would,” “will,” “should,” “could,” or “may” or other comparable terms and phrases.

They include, without limitation, statements relating to TerraForm Power’s plans for regaining compliance with Nasdaq’s continued listing requirements within the prescribed period; whether or not Nasdaq will accept the plan of compliance; and the extension time, if any, granted by Nasdaq for the filing of the Form 10-K and Form 10-Q. These forward-looking statements are based on current expectations as of the date of this filing and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including but not limited to: TerraForm Power’s ability to regain compliance with Nasdaq’s continued listing requirements; whether Nasdaq will accept TerraForm Power’s plan of compliance and grant an extension; the impact of the delay in TerraForm Power’s completion of its financial statements and the filing of its Form 10-K and 10-Q; as well as additional factors we have described in other filings with the SEC.

The risks included above are not exhaustive. Other factors that could adversely affect our business and prospects are described in the filings made by us with the SEC.

TerraForm Power undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

About TerraForm Power

TerraForm Power is a renewable energy company that is changing how energy is generated, distributed and owned. TerraForm Power creates value for its investors by owning and operating clean energy power plants. For more information about TerraForm Power, please visit: www.terraformpower.com.

Contacts:

Investors:

Brett Prior
TerraForm Power
bprior@terraform.com
(650) 889-8628

Media:

Meaghan Repko / Joseph Sala / Nicholas Leasure
Joele Frank, Wilkinson Brimmer Katcher
media@terraform.com
(212) 355-4449